Exhibit 99.1

Encore Enters Settlement Agreement with Consumer Financial Protection Bureau

- One-time charge of $43 million
- Removes uncertainty in the business going forward
- Earnings growth trajectory remains intact

SAN DIEGO — Sept. 9, 2015 — Encore Capital Group, Inc. (Encore), an international specialty finance company (NASDAQ: ECPG), today announced it has entered into a settlement agreement with the Consumer Financial Protection Bureau (CFPB). The settlement includes a civil payment and consumer refunds connected to two isolated issues which are not current practice and were changed some time ago.

“After rigorously and thoroughly scrutinizing seemingly countless aspects of our business for more than a year, the CFPB ultimately identified only two key issues warranting consumer refunds,” said Kenneth A. Vecchione, President and Chief Executive Officer. “While we disagree with the CFPB’s positions on these two issues, we chose to agree to a settlement so we can move forward. We also believe the CFPB is imposing yet-to-be-adopted rules to past practices. This outcome is not about current law or rules already on the books, but instead about the CFPB subjecting companies to its own interpretations that have never been codified or adopted.”

The consumer refunds in the settlement are tied to alleged issues regarding time-barred debt and dispute language in litigation. On the issue of time-barred debt, the CFPB said that when Encore sent letters that mentioned a “settlement” opportunity for the consumer (which typically included a debt forgiveness component), specifically using the word “settlement” implied that litigation was being threatened. Encore supports the disclosure of time-barred debt even though a number of courts have found there is no requirement to do so under governing law.

In terms of dispute language in litigation, the CFPB thinks Encore should not have assumed that a consumer debt was valid if the consumer did not dispute it under the Fair Debt Collection Practices Act (FDCPA). The FDCPA provides consumers with a 30-day period in which to dispute debt. Encore exceeds this requirement by giving consumers 45 days to dispute their debt under the FDCPA.

With both issues, Encore maintains that it acted in accordance with all relevant laws. When the CFPB provided a different interpretation, Encore, in keeping with its industry leadership in consumer-centric approaches, chose voluntarily to change its practices, although not agreeing with the CFPB’s position. These best practices were implemented long before they became requirements of this settlement.

“As a result of these two settlement issues, Encore expects to take a one-time, after-tax charge of $43 million in the third quarter of 2015,” said Jonathan Clark, Chief Financial Officer. “We believe this charge encompasses all related impacts of this settlement, including civil monetary penalties, restitution, ancillary state regulatory matters, legal expenses, and impairments of several pool groups due to the impact on our current ERC for our historic book of business. Overall, the company anticipates that after this one-time charge, any future earnings impact will be immaterial. Specifically, excluding the one-time charge, Encore’s earnings growth trajectory remains intact.”

In addition to the financial impact, the agreement also sets out specific operational requirements to be followed by Encore. Substantially all of these requirements are part of Encore’s current operations, and some have been in place for several years. With the few adjustments that still need to be made, it is only a matter of fine-tuning existing practices.

“This outcome does not change the way we think about our long-term growth prospects. If anything, it strengthens our competitive position in the marketplace because we believe this settlement, which we are largely compliant with, will become de facto standards for the entire sector,” said Vecchione. “The fact is that the financial services and debt buyer industries operate in a challenging environment where regulators can reinterpret laws at any time. For years, we’ve been investing in a consumer-centric compliance program that is second-to-none in the industry. We believe this process and the settlement validates those efforts and maintains our competitive advantage. We are well positioned to continue our industry leadership, where others must elevate their compliance practices to adjust to this new regulatory environment. We also believe these conditions could lead to further industry consolidation.”

The CFPB’s evaluation of the debt buyer industry has been going on for some time. With this action, the bureau has indicated that it intends to drive change through enforcement rather than rulemaking. The operational requirements of this settlement appear to represent the CFPB’s expectations for industry best practices, even if not currently stated in law.

“We continue to firmly believe that a fair and transparent public rulemaking process is the most appropriate method for establishing industry standards,” said Greg Call, Senior Vice President and General Counsel. “When we ultimately see final industry rules from the CFPB, we expect them to be largely consistent with what is included in this settlement. We appreciate that the CFPB has removed the ambiguity in our industry by providing much-needed clarity around key issues. Now all companies, large and small, should operate on a more level playing field knowing the CFPB’s expectations.”

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, municipalities, and utility providers. Its Propel Financial Services subsidiary also helps home and business owners resolve property tax debt and avoid foreclosure through affordable monthly payment plans.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap

600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. Information found on the company’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words "will," "may," "believe," "projects," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all "forward-looking statements," the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Katie Lilley, Hillenby
Tel 703-722-3061
katielilley@hillenby.com